Exhibit 10.4(a)

SUBLEASE

This Sublease made as of March 31, 2003:

BETWEEN:

SMITH & NEPHEW INC.

(hereinafter called the “Sublandlord”)

- and -

CATALINA LIGHTING CANADA, (1992) INC.

(hereinafter called the “Subtenant”)

RECITALS:

1.	The Sublandlord has entered into a lease dated November 6, 1997 (the “Lease”), with Tag Quattro Inc. (the “Landlord”) of that part of the building located on lands described in Schedule 1 attached hereto, with municipal address 185 Courtney Park Drive, Mississauga, Ontario, the approximate limits of which are marked in diagonal lines in the plan attached hereto as Schedule 2 (the “Leased Premises”), together with the Sublandlord’s rights to the use of the Common Areas as provided for in the Lease;

2.	The Sublandlord has agreed to sublease the Leased Premises to the Subtenant for the term, at the rental and on such terms as are provided for in this Sublease;

3.	The Landlord has consented to this Sublease on the terms of a Landlord’s Consent to Sublease dated the same date as the date of this Sublease and entered into among the Landlord, the Sublandlord and the Subtenant (the “Landlord’s Consent”);

4.	All capitalized terms in this Sublease shall have the meanings provided for in the Lease, unless otherwise provided for herein.

AGREEMENT:

IN CONSIDERATION of the rents, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Sublandlord and Subtenant agree as follows:

SUBLEASE TERM

1.	The Sublandlord hereby subleases the Leased Premises to the Subtenant for a term commencing July 1, 2003 (the “Sublease Commencement Date”) and expiring March 30, 2008 (the “Sublease Term”).The Subtenant shall remain in occupation of the Leased Premises on March 31, 2008, and thereafter, as a direct tenant of the Landlord in accordance with the provisions of the Landlord’s Consent.

RENT

2.	The Subtenant shall pay to the Sublandlord during the Sublease Term as an annual Minimum Rent the sum of $279,070.50, plus applicable tax thereon, payable in equal consecutive monthly instalments of $23,255.88, plus applicable tax thereon, each in advance on or before the first day of each and every month during the Sublease Term, with the first such monthly payment to be due on or before July 1, 2003. The Minimum Rent for less than the whole of a calendar month in which the Sublease Term shall commence or terminate shall be pro-rated. Notwithstanding anything to the contrary, the parties agree that Minimum Rent hereunder shall be paid directly to the Landlord by the Subtenant in accordance with the Landlord’s Consent.

ADDITIONAL RENT

3.	The Subtenant agrees to pay to the Sublandlord all payments which the Sublandlord is required to pay to the Landlord under the Lease as Additional Rent pursuant to the provisions of the Lease chargeable to, or attributable to the Leased Premises, together with applicable tax thereon. Notwithstanding anything to the contrary, the parties agree that Additional Rent hereunder shall be paid directly to the Landlord by the Subtenant in accordance with the Landlord’s Consent.

INDEMNIFICATION

4.	An Indemnification Agreement is attached to this Sublease as Schedule 4 and constitutes an integral part of this Sublease.

SUBLANDLORD’S WORK

5.	The Subtenant shall accept the Leased Premises in its “as-is” condition as of the date of this Sublease subject only to the work detailed on Schedule 3 attached hereto (the “Sublandlord’s Work”) to be undertaken by the Sublandlord, at its sole cost, and to be completed prior to the Sublease Commencement Date.

SUBTENANT’S COVENANTS

6.	The Subtenant covenants with the Sublandlord:

(a) to pay Minimum Rent and Additional Rent in accordance with this Sublease;

(b) to pay all business taxes which may be payable in respect of the business carried on by the Subtenant in and upon or by reason of its occupancy of the Leased Premises in accordance with the Lease;

(c) to keep the Leased Premises in good order and first-class condition and repair the Leased Premises all in accordance with the obligations of the Sublandlord as tenant pursuant to the Lease;

(d) to observe and perform all covenants and obligations of the Subtenant under this Sublease;

(e) to use the Leased Premises only for the purpose set out in section 2 of the Landlord’s Consent and for no other purpose and not to do or omit to do any act or thing upon the Leased Premises which would cause a breach of any of the Sublandlord’s obligations as tenant under the Lease;

(f) to take out and keep in force during the Sublease Term such insurance in respect of the Leased Premises as shall comply with the obligations of the Sublandlord as tenant under the Lease (other than the insurance specified in sections 11.01(a)(iii) and 11.01(a)(vi) of the Lease as contemplated in the Landlord’s Consent), subject to the same obligations and same limitations of liability with respect to damage, loss or injury as are set out in the Lease and to deliver to the Sublandlord and to the Landlord prior to the Sublease Commencement Date certificates of insurance to verify such coverages, in accordance with the relevant requirements of the Lease; and

(g) without limitation to any of the foregoing, to perform or cause to be performed with respect to the Leased Premises all of the covenants of the Sublandlord as tenant under the Lease, except as otherwise specifically provided for in the Landlord’s Consent.

COVENANTS OF THE SUBLANDLORD

7.	The Sublandlord covenants with the Subtenant:

(a) for quiet enjoyment;

(b) to observe and perform all covenants and obligations of the Sublandlord under this Sublease;

(c) to enforce against the Landlord for the benefit of the Subtenant the obligations of the Landlord under the Lease; and

(d) to pay all Minimum Rent and Additional Rent reserved under the Lease and to duly perform and observe all the obligations of the Sublandlord as tenant under the Lease, except to the extent such obligations are assumed by the Subtenant in this Sublease and except where the Sublandlord may otherwise be prevented, hindered or delayed from doing so by reason of the acts or omissions of the Subtenant.

ABATEMENT AND TERMINATION

8.	In the event of damage to the Leased Premises:

(a) rent for the Leased Premises shall abate if and to the extent rent abates under the terms of the Lease; and

(b) this Sublease shall terminate if either the Landlord or the Sublandlord shall become entitled to terminate the Lease pursuant to the provisions of the Lease and the Lease is so terminated.

APPLICATION OF LEASE

9.	Except as hereinbefore expressly provided, all terms, conditions, covenants and agreements contained in the Lease shall apply and be binding upon the parties hereto, and their respective successors and permitted assigns, the appropriate changes of reference being deemed to have been made with the intent that such clauses shall govern the relationship in respect of such matters as between the Sublandlord and the Subtenant. Whenever under the terms of the Lease the consent or approval of the Landlord is required then the Subtenant shall be required to obtain the consent or approval of the Landlord and the Sublandlord and whenever under the terms of the Lease notice to the Landlord is required then the Subtenant shall be required to give notice to both the Landlord and the Sublandlord.

RULES

10.	The Subtenant and the Subtenant’s employees and all persons visiting or doing business with them on the Leased Premises shall be bound by and will observe and comply with the reasonable rules which may be made by the Sublandlord, notice of which shall be given to the Subtenant, and all such rules shall be deemed to be incorporated in and form part of this Sublease.

POSTPONEMENT

11.	This Sublease is subordinate to any charge or security interest by or in favour of the Landlord or the Sublandlord, provided that that Landlord or the Sublandlord, as the case may be, first obtains from the relevant lender, chargee or security interest holder, a non-disturbance agreement in favour of the Subtenant.

CONSENT BY LANDLORD

12.	The obligations of the parties provided for in this Sublease are conditional upon the consent of the Landlord to this Sublease and absent such consent this Sublease shall be null and void.

NOTICE

13.	The provisions of the Lease shall govern the giving of notice under this Sublease. The address of the Sublandlord for the purpose of such notice shall be:

Smith & Nephew Inc.

4707 Levy Street

St. Laurent, Quebec H4R 2P9 Canada

Attention: Feroz Kassam, General Manager

Fax No.: (514) 956 1341

and the address for the Subtenant for the purpose of such notice shall be:

Catalina Lighting Canada Inc.

185B Courtneypark Drive

Mississauga, Ontario L5T 2T6 Canada

Attention: Andre Gougeon, Controller

Fax No.: (905) 795-2977

with a copy to:

Catalina Lighting, Inc.

18191 N.W. 68th Ave.

Miami, Florida 33015 U.S.A.

Attention: Stephen G. Marble, Chief Financial Officer

Fax No: (305) 558 8027

EXECUTION OF SUBLEASE

14.	This Sublease may be executed in counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document. Execution of this Sublease may be communicated by facsimile transmission.

The parties have executed this Sublease:

CATALINA LIGHTING CANADA, (1992) INC.
the 10th day of June, 2003:

Per: /s/Stephen G. Marble
Name: Stephen G. Marble
Title: V.P.

Per:
Name:
Title:

I/we have authority to bind the corporation

SMITH & NEPHEW INC.
the 10th day of June, 2003:

Per: /s/ Teresa Mattarelli
Name: Teresa Mattarelli,
Title: Business Unit Manager

Per: /s/ Sandra Broccoli
Name: Sandra Broccoli

Title: Corporate Secretary

I/we have authority to bind the corporation

SCHEDULE 1

Legal Description of Leased Premises

Part of Block 3 on Registered Plan 43M-915, designated as Parts 1 and 2 on Plan 43R-2229, in the Land Titles Office for the Land Titles Division of Peel (No. 43), City of Mississauga

SCHEDULE 2

Plan of Leased Premises

SCHEDULE 3

Sublandlord’s Work

The Sublandlord’s work is outlined as follows:

•	Dismantle, band and stack onsite all existing Pallet Racking and Floor mounted guard rail.

•	Removal of in-rack Sprinkler System

SCHEDULE 4

INDEMNIFICATION AGREEMENT

THIS AGREEMENT made as of March 31, 2003.

B E T W E E N:

SMITH & NEPHEW INC.

(the “Sublandlord”)

- and –

CATALINA LIGHTING, INC.

(the “Indemnifier”)

RECITALS:

15.	By a sublease made as of March 31, 2003 (the “Sublease”) and made between the Sublandlord and Catalina Lighting Canada, (1992) Inc. (the “Subtenant”), the Sublandlord leased to the Subtenant certain premises (the “Premises”) described in the Sublease and located in the building municipally known as 185 Courtney Park Drive, Mississauga, Ontario, as more particularly described in the Sublease, for a term commencing on July 1, 2003 and ending on March 30, 2008, both dates inclusive and subject to adjustment in accordance with the terms of the Sublease, subject to the Subtenant observing and performing all of the terms, covenants, conditions and provisions in the Sublease on the part of the Subtenant to be observed and performed (the “Covenants”);

16.	The Sublandlord only entered into the Sublease on the condition that the Indemnifier enter into this Agreement with the Sublandlord, which is attached as a schedule to the Sublease;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Landlord entering into the foregoing Sublease and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties covenant and agree as follows:

ARTICLE 1

AGREEMENT TO INDEMNIFY

1.1 Indemnity

The Indemnifier covenants and agrees with the Sublandlord that at all times during the Term and any extension or renewal of the Term that:

(a) the Subtenant will observe and perform all of the Covenants; and

(b) it will indemnity, reimburse and hold harmless the Sublandlord from and against any and all claims, damages (direct, indirect, consequential or otherwise), losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, penalties or other sanctions and any all costs and expenses arising in connection therewith, including, without limitation, legal fees and disbursements on a solicitor and his own client basis (including, without limitation, all such legal fees and disbursements in connection with any and all appeals) which may in any way result from or arise out of or be in relation to any non-observance or non-performance of the Covenants in accordance with the terms of the Sublease.

Nothing in this section or elsewhere in this Agreement will be construed so as to:

(i) release the Indemnifier or limit its obligations in a situation where the Sublease is terminated before the expiry of the Term by the passage of time, or

(ii) confer any rights on the Indemnifier to occupy or use the Premises, or to claim any interest or rights in the Premises or the Sublease, whether or not the Indemnifier is required to perform any Covenants under this Agreement or the Sublease.

1.2 No Release

The within indemnity is absolute and unconditional and the obligations of the Indemnifier under this Agreement shall not be released, discharged, mitigated, impaired or affected by any reason whatsoever, including, without limitation, the following:

(c) any extensions of time, indulgences or modifications which the Sublandlord may extend to or make with the Subtenant in respect of the performance of any of the Covenants;

(d) any waiver by or failure of the Sublandlord to enforce any of the Covenants;

(e) any Transfer (as defined in the head lease dated November 6, 1997 between Tag Quattro Inc. as landlord and the Sublandlord as tenant) by the Subtenant or by any trustee, receiver or liquidator;

(f) any consent which the Sublandlord may give to a Transfer;

(g) any changes or amendments to the Sublease;

(h) the release or discharge of the subtenant or any Transferee (as defined in the Lease) in any receivership, bankruptcy, winding-up or other creditors’ proceeding or the rejection, disaffirmance or disclaimer of the Sublease in any such proceeding;

(i) the expiration of the Term; or

(j) any exercise by the Sublandlord of any of its rights under the Sublease, including, without limitation, the right to re-enter the Premises (as defined in the Sublease) and terminate the Sublease. If in exercising its rights under the Sublease the Sublandlord repossesses and/or relets the Premises, the Sublandlord, after deducting all costs and expenses of repossessing and/or reletting the Premises, shall be credited from time to time by the Sublandlord to the account of the Indemnifier, and the Indemnifier shall pay any balance owing to the Sublandlord from time to time, immediately upon demand by the Sublandlord.

1.3 Defaults

In the event of the occurrence of an default under the Sublease or in the event of a default under this Agreement, the Indemnifier waives any right to require the Sublandlord to:

(a) proceed against the Subtenant or pursue any rights or remedies with respect to the Lease;

(b) proceed against or exhaust any security of the Subtenant or any other person and which is held by the Sublandlord; or

(c) pursue any other remedy whatsoever in the Sublandlord’s power.

The Sublandlord has the right to enforce the within indemnity regardless of the acceptance of additional security from the Subtenant or any other person and regardless of the release or discharge of the Subtenant, or any other person who has provided security to the Sublandlord, by the Sublandlord or by others or by operation of any law. Upon the occurrence of an default under the Sublease, the Sublandlord may proceed against the Indemnifier.

1.4 Recoveries

No action or proceeding brought or instituted under this Agreement and no recovery in pursuance of this Agreement shall be a bar or defence to any further action or proceeding which may be brought under this Agreement by reason of any further default or defaults in the performance and observance of the Covenants or of this Agreement.

1.5 Effect of this Agreement

If two or more persons execute this Agreement as Indemnifier, the obligations of each such person under this Agreement shall be joint and several. In like manner, if the Indemnifier is a partnership or other business association, the members of which are by virtue of statutory or general law subject to personal liability, the liability of each such member is joint and several.

1.6 Enter into Sublease

Without limiting any other provision of this Agreement, the liability of the Indemnifier under this Agreement shall continue in full force and effect and shall not be, or be deemed to have been, waived, released, discharged, impaired or affected by reason of the release or discharge of the Subtenant in any receivership, bankruptcy, winding-up or other creditors’ proceedings, or the rejection, disaffirmance, disclaimer, termination or surrender of the Sublease pursuant to any statute or otherwise and shall continue with respect to the period prior thereto and thereafter for and with respect to the Term as if the Sublease had not been rejected, disaffirmed, disclaimed, terminated or surrendered, and upon the happening of any of the foregoing, the Indemnifier shall:

(k) be deemed to be the subtenant under the Sublease as if it had originally signed the Sublease as subtenant instead of the Subtenant; and

(l) upon written demand by the Sublandlord, enter into a sublease with the Sublandlord on the same terms and conditions as the Sublease.

ARTICLE 2

GENERAL

2.1 Entire Agreement

This Agreement, including any Schedules attached to this Agreement and any agreements and documents to be delivered pursuant to the terms of this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties or other agreements, whether oral or written, between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement.

2.2 Amendments

No amendment, supplement, modification, waiver or termination of this Agreement shall be binding on the parties unless same is in writing and signed by all of the parties.

2.3 Waiver

No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No forbearance by any party to seek a remedy for any breach by any other party of any provision of this Agreement shall constitute a waiver of any rights or remedies with respect to any subsequent breach.

2.4 Interpretation

In this Agreement, words importing the singular include the plural and vice-versa, words importing gender include all genders and words importing persons include corporations and vice-

versa. All capitalized terms in this Agreement shall have the meaning given to such terms in the Lease, unless the context otherwise requires.

2.5 Headings

The division of this Agreement into Articles and sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any part of it.

2.6 References to Articles

Any reference to an Article, section or Schedule in this Agreement shall be deemed a reference to the applicable Article, section or Schedule contained in this Agreement and to no other agreement or document unless specific reference is made to such other agreement or document.

2.7 Applicable Law

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as an Ontario contract. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

2.8 Counterparts

This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single agreement among the parties. In addition, execution of this Agreement by any of the parties may be evidenced by way of a faxed transmission of such party’s signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Agreement.

2.9 Assignability

Neither this Agreement nor any rights or obligations of the Indemnifier may be assigned by the Indemnifier without the prior written consent of the Sublandlord.

2.10 Notices

Any notice or other communication which either party may wish to give to the other shall be in writing and shall be effectively given if:

(a) delivered personally;

(b) sent by prepaid courier service;

(c) sent by registered mail; or

(d) sent by fax.

In the case of notice to:

(i)	the Sublandlord at:

4707 Levy Street

St. Laurent, Quebec

H4R 2P9

Canada

Attention: Feroz Kassam, General Manager

Fax No.: 514-956-1341

(ii)	the Indemnifier at:

Catalina Industries

18191 Northwest 68th Avenue

Miami, Florida, 33015

U.S.A.

Attention: Stephen G. Marble, Chief Financial Officer

Fax No.: 305-558-8027

or such other address as the party to whom such notice or other communication is to be given shall have advised the party giving same in the manner provided in this section. Any notice or other communication delivered personally or by prepaid courier service shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day such notice or other communication shall be deemed to have been given and received on the next following business day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the date it is received or the date upon which notice to collect registered mail at the post office is delivered. Regardless of the foregoing, if there is a mail stoppage or labour dispute or threatened labour dispute which has affected or could affect normal mail delivery by Canada Post, then no notice or other communication may be delivered by registered mail. If there has been a mail stoppage and if a party sends a notice or other communication by fax, telex or other similar means of electronic communication, such party shall be relieved from the obligation to mail the original document in accordance with this section. If two or more persons are named as Indemnifier, such notice or other communication given hereunder shall be sufficiently given if sent in the foregoing manner to any one of such persons.

2.11 Recitals

Each of the parties represents and warrants to the other that each of the recitals set out above is true and correct in substance and in fact, as such recital relates to such party, and such recitals are incorporated as an integral part of this Agreement.

2.12 No Contra Proferentem

This Agreement has been negotiated and approved by the parties and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either of the parties by reason of the authorship of any of the provisions of this Agreement.

2.13 Enforcement

The Indemnifier acknowledges and agrees that if the Sublandlord obtains a judgment for breach of Sublease by the Subtenant or the Indemnifier, the Sublandlord may encounter difficulties or obstacles in enforcing its judgment in various foreign jurisdictions where the Indemnifier may have assets. As a result, if the Sublandlord seeks to enforce any final judgement properly granted by an Ontario court of competent jurisdiction which is not being appealed by the Subtenant or the Indemnifier to a higher court, then the Indemnifier hereby irrevocably (a) grants its consent to the registration or enforcement of said judgment in any jurisdiction, domestic or foreign, in which it is determined that the Indemnifier has or may have assets; and (b) agrees that it shall not oppose or otherwise resist such registration or challenge the validity of the said judgment or the enforcement of same. This section may be pleaded as a complete estoppel to any actions which the Subtenant may take in resisting the enforcement of any such judgment against it.

2.14 Binding Effect

This Agreement shall enure to the benefit of and shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns.

THIS AGREEMENT has been signed by the parties with effect on the date first set out on the first page of this Agreement.

SMITH & NEPHEW INC.

By:	/s/ Teresa Mattarelli
Name: Teresa Mattarelli Title: Business Unit Manager

By:	/s/ Sandra Broccoli
Name: Sandra Broccoli Title: Corporate Secretary

CATALINA LIGHTING, INC.

By:	/s/ Stephen G. Marble
Name: Stephen G. Marble Title: C.F.O.

By:
Name: Title: